Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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EVERTRUST FINANCIAL GROUP, INC.
(Name of Registrant as Specified in Its Charter)

EVERTRUST FINANCIAL GROUP, INC.
(Name of Person(s) Filing Proxy Statement)

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June 14, 2004

Dear Fellow Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of EverTrust Financial Group, Inc. ("Company"). The meeting will be held at the Washington Athletic Club located at 1325 6th Avenue in Seattle, Washington, on Wednesday, July 21, 2004 at 9:00 a.m., local time.

        The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describes the formal business to be transacted at the meeting. Please take a moment to read this material. When you have finished, please mark, sign, date and return your proxy card in the enclosed envelope.

        If you have any questions about this material or what to expect at our annual meeting, I would like to extend an invitation to contact our director of investor relations, Brad Ogura (425/258-0380 or e-mail Ogura@EverTrustFinancial.com).

        Your vote is important. Whether or not you attend the meeting in person, and regardless of the number of shares you own, it is important that your shares are represented at the meeting. To make sure your shares are represented, please mark, sign, date and return your proxy card as soon as possible. This will allow us to avoid the expense of a follow-up mailing. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

        On behalf of the board of directors and officers of EverTrust Financial Group, Inc., we look forward to seeing you at our annual meeting and providing you with an update on our operations.

                                                                                                            Sincerely,

                                                                                                             /s/ Michael B. Hansen

                                                                                                             Michael B. Hansen
                                                                                                             President and Chief Executive Officer

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EVERTRUST FINANCIAL GROUP, INC.
2707 COLBY AVENUE, SUITE 600
EVERETT, WASHINGTON 98201
(425) 258-3645

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 21, 2004

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EverTrust Financial Group, Inc. ("Company") will be held at the Washington Athletic Club located at 1325 6th Avenue in Seattle, Washington, on Wednesday, July 21, 2004, at 9:00 a.m., local time, for the following purposes:

(1)	To elect four directors of the Company;

(2)	To approve the appointment of Deloitte and Touche LLP as the Company's independent auditors for the fiscal year ending March 31, 2005; and

(3)	To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE:	The Board of Directors is not aware of any other business to come before the meeting.

        Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on May 28, 2004 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                                                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                                                        /s/ Lorelei Christenson

                                                                                        LORELEI CHRISTENSON
                                                                                        CORPORATE SECRETARY

Everett, Washington
June 14, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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PROXY STATEMENT
OF
EVERTRUST FINANCIAL GROUP, INC.
2707 COLBY AVENUE, SUITE 600
EVERETT, WASHINGTON 98201
(425) 258-3645

ANNUAL MEETING OF SHAREHOLDERS
JULY 21, 2004

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EverTrust Financial Group, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Company is the holding company for EverTrust Bank ("Bank"). The Meeting will be held at the Washington Athletic Club located at 1325 6th Avenue in Seattle, Washington, on Wednesday, July 21, 2004, at 9:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about June 14, 2004.

VOTING AND PROXY PROCEDURE

        Shareholders Entitled to Vote. Shareholders of record as of the close of business on May 28, 2004 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of the Voting Record Date, the Company had 6,890,160 shares of Common Stock issued and outstanding.

        If you want to vote your shares of Company Common Stock held in street name (if you are a beneficial owner of Company Common Stock held by a broker, bank or other nominee) in person at the Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

        Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the appointment of independent auditors. If a shareholder of record attends the Meeting, he or she may vote by ballot.

        Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later dated and signed proxy prior to a vote being taken on a proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Company Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

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        Participants in the EverTrust Financial Group, Inc. ESOP. If a shareholder is a participant in the EverTrust Financial Group, Inc. Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustee of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

        Voting. The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Pursuant to the Company's Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

        With respect to the other proposal to be voted upon at the Meeting, shareholders may vote for or against the proposal or may abstain from voting. Approval of the appointment of independent auditors will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock as of the close of business on the Voting Record Date. The following table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and by all directors and executive officers as a group.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5%

Private Capital Management, Inc., Bruce	545,507	7.92%
S. Sherman and Gregg J. Powers (2)
8889 Pelican Bay Boulevard
Naples, FL 34108-7512

Michael B. Hansen (3)	395,795	5.74
P.O. Box 569
Everett, WA 98205

Directors

Margaret B. Bavasi	76,149	1.11
Thomas R. Collins	89,309	1.30
Thomas J. Gaffney	91,088	1.32

(table continued on following page) 2

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Directors (continued)

R. Michael Kight	77,921	1.13%
Louis H. Mills	26,124	0.38
George S. Newland	72,001	1.04
William J. Rucker	97,196	1.41
Robert G. Wolfe	12,624	0.18

Named Executive Officers(4)

Michael B. Hansen(3)(5)	395,795	5.74
Michael R. Deller (5)	166,850	2.42
Kirk A. Bottles (6)	98	--
Robert L. Nall (7)	53,491	0.78
Lorelei Christenson (8)	142,528	2.07

All Executive Officers and
Directors as a Group (14 persons)	1,301,173 (9)	18.88%
____________
(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. Shares held in accounts under the Company's ESOP, as to which the holders have voting power but not investment power, are included as follows: Mr. Hansen, 12,927 shares; Mr. Deller, 10,348 shares; Ms. Christenson, 7,111 shares; and Mr. Nall, 6,525 shares; all executive officers and directors as a group, 36,911 shares. Shares of restricted stock awarded under the Company's 2000 Management Recognition Plan ("MRP"), as to which the holders have voting power but not investment power, are included as follows: Mrs. Bavasi, 4,162 shares; Mr. Collins, 4,162 shares; Mr. Gaffney, 4,519 shares; Mr. Kight, 4,885 shares; Mr. Mills, 1,500 shares; Mr. Newland, 4,519 shares; Mr. Rucker, 4,884 shares; Mr. Wolfe, 1,500 shares; Mr. Hansen, 24,801 shares; Mr. Deller, 10,783 shares; Ms. Christenson, 14,017 shares; and Mr. Nall, 5,475 shares; all executive officers and directors as a group, 85,207 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the Voting Record Date through the exercise of stock options granted pursuant to the Company's 2000 Stock Option Plan: Mrs. Bavasi, 37,252 shares; Mr. Collins, 38,497 shares; Mr. Gaffney, 38,497 shares; Mr. Kight, 38,497 shares; Mr. Mills, 9,624 shares; Mr. Newland, 19,249 shares; Mr. Rucker, 38,497 shares; Mr. Wolfe, 9,624 shares; Mr. Hansen, 215,670 shares; Mr. Deller, 92,483 shares; Mr. Nall, 8,350 shares; and Ms. Christenson, 53,917 shares; all executive officers and directors as a group, 600,156 shares.
(2)	A Schedule 13D filed with the SEC on February 13, 2004 by Private Capital Management L.P., Bruce Sherman and Gregg J. Powers reported that Private Capital Management and Messrs. Sherman and Powers had (i) sole power to vote or direct the vote of no shares of EverTrust Common Stock; (ii) shared power to vote or direct the vote of 358,221 shares of EverTrust Common Stock (or, 537,332 shares as adjusted for the Company's stock split on January 16, 2004); (iii) sole power to dispose or direct the disposition of no shares of EverTrust Common Stock; and (iv) shared power to dispose or to direct the disposition of 358,221 shares of EverTrust Common Stock (or, 537,332 shares as adjusted for the Company's stock split on January 16, 2004). The Schedule 13G further disclosed that Messrs. Sherman and Powers in their capacities as Chief Executive Officer and President, respectively, of Private Capital Management, exercise shared dispositive and shared voting power with respect to shares held by Private Capital Management's clients and managed by Private Capital Management. Messrs. Sherman and Powers each disclaim beneficial ownership of shares held by Private Capital Management's clients and each disclaim the existence of a group.
(3)	Included in the aggregate amount owned of 395,795 are 12,927 shares of Common Stock Mr. Hansen received from the Company's Employee Stock Ownership Plan; 24,801 restricted shares of Common Stock awarded pursuant to the Corporation's Management Recognition Plan, of which he has voting power but not investment power; 215,670 options granted pursuant to the Company's Stock Option Plan that are exercisable within 60 days of September 30, 2003; and 19,037 shares of Common Stock held in a 401(k) plan. Mr. Hansen and his wife also own 19,500 shares of Common Stock that were purchased with personal funds. Also included in the aggregate amount are 4,650 shares of Common Stock purchased by his wife with personal funds for her retirement account, of which Mr. Hansen is deemed to have beneficial ownership.
(4)	SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Hansen, Deller, Bottles, Nall and Ms. Christenson were the Company's "named executive officers" for the fiscal year ended March 31, 2004.
(5)	Messrs. Hansen and Deller are also directors of the Company.
(6)	Effective March 5, 2004, Mr. Bottles resigned.
(7)	Includes 381 shares owned by Mr. Nall's spouse's IRA.
(8)	Includes 7,500 shares owned by Ms. Christenson's spouse's IRA.
(9)	Includes an approximation of the number of shares in the participant's ESOP account.

PROPOSAL I -- ELECTION OF DIRECTORS

        The Company's Board of Directors consists of ten members. In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.

        On October 2, 2003, Director Robert Leach resigned from the Board of Directors for personal reasons. Subsequently, at the November 20, 2003 meeting of the Board of Directors, the Board determined to reduce the size of the Board from eleven to ten members.

        The Board of Directors, at the recommendation of the Nominating Committee, has nominated for election as directors Michael B. Hansen, George S. Newland, William J. Rucker and Robert G. Wolfe each to serve for a three year term, or until their respective successors have been elected and qualified. Each of the nominees for election as director are current members of the Boards of Directors of the Company and the Bank.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The Board of Directors recommends a vote "FOR" the election of Messrs. Hansen, Newland, Rucker and Wolfe.

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        The following table sets forth certain information regarding the nominees for election at the Meeting, as well as information regarding those directors continuing in office after the Meeting.

		Year First Elected or	Term to
Name	Age(1)	Appointed Director(2)	Expire

BOARD NOMINEES

Michael B. Hansen	62	1981	2007(3)
George S. Newland	64	1985	2007(3)
William J. Rucker	64	1976	2007(3)
Robert G. Wolfe	47	2003	2007(3)

DIRECTORS CONTINUING IN OFFICE

Michael R. Deller	53	1999	2005
Thomas R. Collins	61	1994	2005
Louis H. Mills	48	2002	2005
Margaret B. Bavasi	49	1996	2006
R. Michael Kight	65	1974	2006
Thomas J. Gaffney	56	1984	2006
______________
(1)	As of March 31, 2004.
(2)	Except for Directors Mills and Wolfe, includes prior service on the Board of Directors of the Bank and the Company's predecessor, Mutual Bancshares.
(3)	Assuming the individual is elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Michael B. Hansen is Chairman of the Board, President and Chief Executive Officer of the Company and Chief Executive Officer of EverTrust Bank. Mr. Hansen has been employed by the Bank for 25 years.

        George S. Newland is the President and owner of Newland Construction Co., Inc., a general contracting company specializing in commercial, industrial and institutional projects in the greater Northwest area. Mr. Newland has over 41 years of experience in the construction area.

        William J. Rucker is the Chief Executive Officer and owner of H&L Sporting Goods/Soccer West, a retail and institutional sporting goods business.

        Robert G. Wolfe is a general partner of Northwest Venture Associates, an investment services firm, and a part owner and managing member of Phillips Real Estate Services, a residential management company. Both companies are based in Seattle, Washington.

        Michael R. Deller is Executive Vice President of the Company and President and Chief Operating Officer of EverTrust Bank. Prior to his appointment as President of EverTrust Bank in April 2000, he had served as Executive Vice President and Chief Operating Officer since 1997. From 1994 to 1997, Mr. Deller was the Executive Director of the Port of Everett. Mr. Deller is the brother-in-law of director Thomas R. Collins.

        Thomas R. Collins is an attorney and shareholder in the Anderson Hunter Law Firm, PS, which firm he has been associated with for 35 years. Mr. Collins is the brother-in-law of Michael R. Deller, the Executive Vice President and Director of the Company and President, Chief Operating Officer and Director of the Bank.

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        Louis H. Mills is the former managing partner (retired) of the Seattle, Washington office of Moss Adams, LLP, a certified public accounting firm, a firm he was associated with for over 20 years.

        Margaret B. Bavasi is Principal of Bavasi Sports Partners, LLP, and the former-owner of the Everett AquaSox Baseball Club, a minor league baseball club. She served as the Club's Vice President from 1984 to 1999.

        R. Michael Kight is an attorney and a Partner in the law firm of Newton-Kight, LLP, which he joined 37 years ago. The firm serves as general counsel to the Bank.

        Thomas J. Gaffney is a former Partner of the Everett office of Moss Adams, LLP, a certified public accounting firm, with which he had been associated for 35 years. Mr. Gaffney retired in January 2004.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Committees of the Company

        The Board of Directors of the Company conducts its business through meetings of the Board and through its committees. During the fiscal year ended March 31, 2004, the Board of Directors of the Company held 15 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period, except for Mr. Wolfe, who was absent for approximately five months during his service with the Department of Defense and the Coalition Provisional Authority where he assisted in the reconstruction efforts of Iraq. Mr. Wolfe attended 62% of the total meetings of the Board and committees on which such person served during this period. A majority of the Board of Directors is comprised of "independent" directors, in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Board of Directors has determined that all of the members of the Board of Directors are independent, except for Messrs. Hansen and Deller who serve as executive officers of the Company and the Bank, and Mr. Collins who is the brother-in-law of Mr. Deller.

        The Company's Board of Directors has established Audit, Compensation and Nominating Committees. On May 18, 2004, the Board of Directors amended its Audit Committee Charter that was initially adopted on May 22, 2000. On May 18, 2004, the Board of Directors adopted a charter for the Nominating Committee. A copy of the Audit Committee's charter is attached to this Proxy Statement as Appendix A. A copy of the Nominating Committee's charter is available on the Company's website at www.EVRTonline.com/ethics. The nature and composition of each of the Audit, Compensation, and Nominating Committees of the Company are described below.

        The Audit Committee, consisting of Directors Gaffney (Chairman), Rucker, Mills and Wolfe, receives and reviews all reports prepared by the Company's external and internal auditors. Each member of the Audit Committee is "independent" in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Company's Board of Directors has designated Directors Gaffney, Mills and Wolfe as the "audit committee financial experts," as defined by the SEC. The Audit Committee met 12 times during the fiscal year ended March 31, 2004.

        The Executive Committee, which serves as the Company's Compensation Committee and is comprised of Directors Rucker (Chairman), Bavasi, Mills and Gaffney, makes recommendations to the full Board of Directors concerning employee compensation. The committee also oversees the Stock Option Plan, Management Recognition Plan and the Employee Stock Ownership Plan. Each member of the Compensation Committee is "independent" in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Compensation Committee meets as needed and met six times during the fiscal year ended March 31, 2004.

        The Nominating Committee, consists of Directors Newland (Chairman), Kight and Mills, who are independent in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Nominating Committee makes recommendations to the Board for the annual selection of management's nominees for election as directors of the Company. The Nominating Committee met once during the fiscal year ended March 31, 2004 and met on April 26, 2004

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to nominate directors for election at the Meeting. Only those nominations made by the Nominating Committee or properly presented by shareholders will be voted upon at the Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business, ethics, ability to meet the independence requirements for companies quoted on The Nasdaq Stock Market, any potential conflicts with the candidate's business or civic activities, or time constraints that would make it difficult for the prospect to participate fully as a board member. Any nominee for director made by the committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The committee would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct an investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The committee will consider director candidates recommended by the Company's shareholders. In the event a shareholder has submitted a proposed nominee, the committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Company's Board of Directors, in the same manner in which the committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see "Shareholder Proposals" in this Proxy Statement.

Committees of EverTrust Bank

        The Bank's Board of Directors meets monthly and has special meetings as needed. During the year ended March 31, 2004, the Board of Directors met 16 times. No director attended fewer than 75% of the total meetings of the board and committees on which such board members served during this period, except for Mr. Wolfe, who was absent for approximately five months during his service with the Department of Defense and the Coalition Provisional Authority where he assisted in the reconstruction efforts of Iraq. Mr. Wolfe attended 62% of the total meetings of the Board and committees on which such person served during this period.

        The Executive Committee of the Bank, which serves as the Bank's Compensation Committee, is comprised of Directors Rucker (Chairman), Bavasi, Mills and Gaffney, sets board policies and reviews the performance and salary of the Bank's Chief Executive Officer. In fiscal 2004, this Committee met six times.

        The Loan Review Committee of the Bank, comprised of Directors Kight (Chairman), Bavasi, Collins and Newland, meets at least monthly. This Committee monitors the Bank's lending practices and policies. In fiscal 2004, this Committee met 18 times.

        The Audit and Budget Committee of the Bank, comprised of Directors Gaffney (Chairman), Rucker, Mills and Wolfe, meets monthly. This Committee reviews internal auditing functions and establishes policies to assure full disclosure of the Bank's financial condition. This Committee also oversees the results of the examinations of the Federal Deposit Insurance Corporation and the Washington Division of Banks. In fiscal 2004, this Committee met 12 times.

        The Investment Committee of the Bank, comprised of Directors Rucker (Chairman), Kight and Newland, meets quarterly. This Committee reviews the liquidity investments of the Bank. In fiscal 2004, this Committee met four times.

        The Nominating Committee of the Bank, comprised of Directors Newland (Chairman), Kight and Wolfe, meets as necessary. This Committee reviews and investigates potential board members when there is a vacancy on the board. In fiscal 2004, this Committee met once.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Corporate Secretary, EverTrust Financial Group, Inc., 2707 Colby Avenue, Suite 600, Everett, Washington 98201. All communications are reviewed, and logged by the Company's corporate secretary and forwarded to the appropriate Board

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member or Board committee. Communications that include concerns regarding the Company's accounting, internal accounting controls or auditing are referred directly to the Audit Committee. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. Ten of the 11 Board members attended the 2003 Annual Meeting of Shareholders.

Corporate Governance

        The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Company's and the Bank's executive officers and the Board of Directors have worked together to establish a comprehensive set of corporate governance initiatives that they believe will serve the long-term interests of the Company's shareholders and employees. These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Stock Market. The Board will continue to evaluate, and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.

        Code of Ethics. On April 26, 2004, the Board of Directors adopted a Code of Business Conduct and Ethics for each of the Company's (i) principal executive officer and senior financial officers; (ii) directors; and (iii) officers and other employees. The Code of Business Conduct and Ethics requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is being made available, without charge, through the Company's website at www.EVRTonline.com/ethics or by writing to the Company at: EverTrust Financial Group, Inc., 2707 Colby Avenue, Suite 600, Everett, Washington 98201.

DIRECTORS' COMPENSATION

        All non-officer directors receive an annual retainer of $10,000 paid quarterly in increments of $2,500. Also, all non-officer directors, other than the Vice Chairman of the Board, receive a fee of $550 per board meeting attended and $220 per committee meeting attended. The Vice Chairman of the Board receives a fee of $660 per board meeting attended and the chairman of each committee receives $275 per committee meeting attended. Total fees paid to directors during the year ended March 31, 2004 were $189,060, including amounts deferred as described below.

        Directors participate in a Company sponsored voluntary deferred compensation program that is also available to a select group of management and/or highly compensated employees. Under the plan, a director is permitted to defer all or a specified portion of the compensation paid to them. Deferral amounts are credited to a director's Deferred Compensation Account and credited with earnings as of the last day of each calendar quarter in accordance with such benchmark investment measures as specified in the plan. During the year ended March 31, 2004, $22,155 of directors compensation was deferred (net of distributions) under the plan.

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EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table shows the compensation, including amounts deferred to future periods by the officers, paid to the Company's Chief Executive Officer and named executive officers, whose salary and bonus exceeded $100,000, during the fiscal year ended March 31, 2004.

					Long-term Compensation
		Annual Compensation(1)			Awards
				Other	Restricted	Number	All
Name and				Annual	Stock	of	Other
Position	Year	Salary	Bonus	Compensation(4)(5)	Awards(6)	Options(7)	Compensation(8)

Michael B. Hansen	2004	$235,001	$ --	--	$ --	--	$24,173
Chairman of the Board,	2003	226,935	59,000	--	--	--	27,637
President and Chief Executive	2002	208,200	35,394	--	--	--	25,450
Officer of the Company, and
Chief Executive Officer of
the Bank

Michael R. Deller	2004	174,078	--	--	--	--	20,254
Executive Vice President of	2003	165,000	40,000	--	--	--	22,819
the Company and President	2002	150,000	25,500	--	--	--	24,806
and Chief Operating Officer
of the Bank

Kirk A. Bottles	2004	124,825(3)	--	--	--	--	9,916
Executive Vice President of	2003	120,000	24,000	--	--	--	648
Private and Business Banking	2002	10,000	--	--	--	45,000	--
of the Bank

Robert L. Nall	2004	122,402	44,616(2)	--	22,451	7,500	14,524
Senior Vice President and Chief	2003	106,827	51,940	--	--	--	14,912
Lending Officer of the Bank	2002	98,006	44,749	--	--	--	19,232

Lorelei Christenson
Senior Vice President and	2004	114,009	--	--	--	--	13,762
Corporate Secretary of the	2003	110,090	29,000	--	--	--	15,377
Company; Senior Vice	2002	101,000	17,170	--	--	--	22,669
President and Corporate
Secretary of the Bank and
Mutual Bancshares Capital, Inc.
______________
(1)	Salary and bonus information does not exclude amounts deferred under a nonqualified deferred compensation plan.
(2)	Paid in April 2004 for fiscal year ending March 31, 2004.
(3)	Mr. Bottles terminated employment with the Company on March 5, 2004. Salary reflected represents the amount paid during the fiscal year.
(4)	The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.

(footnotes continued on following page) 9

(5)	Amounts reported are earnings credited to the non-qualified deferred compensation programs in excess of 120% of the applicable federal rate.
(6)	Pursuant to the MRP, 1,163 shares of restricted Common Stock were awarded to Mr. Nall on January 1, 2004. Restricted shares were previously granted to Messrs. Hansen, Deller, Nall and Ms. Christenson, respectively, on October 1, 2000. Dividends are paid on such awards if and when declared and paid by the Company on the Common Stock. The awards vest pro rata over a five-year period. At March 31, 2004, the value of the unvested restricted stock awards were: Mr. Hansen, $446,400; Mr. Deller, $194,103; Mr. Nall, $98,566; and Ms. Christenson, $252,337.
(7)	Options, adjusted to reflect the stock split on January 16, 2004, granted pursuant to the Stock Option Plan on May 19, 2003, the grant date. Options were previously granted to Messrs. Hansen, Deller, Nall and Ms. Christenson, respectively, on October 1, 2000 and to Mr. Bottles on March 1, 2003. Options are subject to pro rata vesting over a five year period from the award date, except for Mr. Nall's options, which are subject to pro rata vesting over a five year period beginning on October 1, 2003.
(8)	Amounts for fiscal year 2004 reflect: for Mr. Hansen, 401(k) contribution of $8,235, payment of term life insurance premium of $696, and ESOP contribution of $15,242; for Mr. Deller, 401(k) contribution of $6,760, payment of term life insurance premium of $696, and ESOP contribution of $12,798; for Mr. Bottles, 401(k) contribution of $4,708, payment of term life insurance premium of $638, and ESOP contribution of $4,615; for Mr. Nall, 401(k) contributions of $4,896, payment of term life insurance premium of $619 and ESOP contribution of $9,009; and for Ms. Christenson, 401(k) contribution of $4,560, payment of term life insurance premium of $593, and ESOP contribution of $8,609.

        Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and named executive officers during the fiscal year ended March 31, 2004.

Individual Grants
	Number of Securities Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price (per share)	Expiration Date
Potential Realizable Value
at Assumed Annual Rates
of Stock Price Appreciation
for Option Term (2)
Name					5%	10%

Michael B. Hansen	--	--	--	--	--	--
Michael R. Deller	--	--	--	--	--	--
Kirk A. Bottles	--	--	--	--	--	--
Robert L. Nall	7,500	50.0%	$16.5333	5/19/13	$77,983	$197,624
Lorelei Christenson	--	--	--	--	--	--

_______________
(1)	The reported option grant vests at the rate of 20% per annum. Options will become immediately exercisable in the event of a change in control of the Company.
(2)	The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Common Stock of the Company. It is important to note that options have value to the listed executives only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executives to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Common Stock would be approximately $26.93 and $42.88, respectively, as of the expiration of the options.

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        Option Exercise/Value Table. The following information is presented for the Chief Executive Officer and the named executive officers.

			Number of
			Securities Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares Acquired on	Value	at Fiscal Year End(#)		at Fiscal Year End($)(1)
Name	Exercise (#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael B. Hansen	--	$ --	215,669	53,918	$2,147,697	$536,932
Michael R. Deller	--	--	92,481	26,960	920,954	268,476
Kirk A. Bottles	12,000	68,800	--	--	--	--
Robert L. Nall	--	--	9,850	14,088	85,350	89,341
Lorelei Christenson	--	--	53,915	13,481	536,902	134,248
______________
(1)	Value of unexercised in-the-money stock options equals the market value of shares covered by in-the-money options on March 31, 2004 less the option exercise price. Options are in-the-money if the market value of shares covered by the options is greater than the exercise price.

        Employment Agreements for Executive Officers. The Company and the Bank (collectively, the "Employers") have entered into one-year employment agreements ("Employment Agreements") with Messrs. Deller and Nall (individually, the "Executive"). On each anniversary of the initial date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreements are terminable by the Employers at any time, by the Executive if he is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Employers would be required to honor the terms of the agreement through the expiration of the current term, including payment of then current cash compensation and continuation of employee benefits.

        The Employment Agreements provide for severance payments and other benefits if the Executive is involuntarily terminated because of a change in control of the Employers. The agreements authorize severance payments on a similar basis if the Executive voluntarily terminates his employment following a change in control because he is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The agreements define the term "change in control" as having occurred when, among other things, a person other than the Company purchases shares of Common Stock under a tender or exchange offer for the shares; any person, as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; the membership of the Board of Directors changes as the result of a contested election; or shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

        The maximum value of the severance benefits under the Employment Agreements is 1.50 times the Executive's average annual base compensation and bonus during the five-year period prior to the effective date of the change in control. Assuming that a change in control had occurred at March 31, 2004 and that Messrs. Deller and Nall each received a lump sum cash payment, they would be entitled to a payment of approximately $268,826 and $211,983, respectively.

        The Employment Agreements restrict each Executive's right to compete against the Bank for a period of one year from the date of termination of the agreement if the Executive voluntarily terminates employment except in the event of a change in control.


AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. On May 18, 2004, the Board of Directors amended its Audit Committee Charter that was initially adopted on May 22, 2000, a copy of which is attached hereto as Appendix A.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statements for the year ended March 31, 2004:

  The Audit Committee has completed its initial review and discussion of the Company's 2004 audited financial statements with management;

  The Audit Committee has discussed with the independent auditors (Deloitte & Touche LLP) the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

  The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  The Audit Committee has, based on its initial review and discussions with management of the Company's 2004 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended March 31, 2004 be included in the Company's Annual Report on Form 10-K.

              Audit Committee:                                 Thomas J. Gaffney, Chairman
                                                                              William J. Rucker
                                                                              Louis H. Mills
                                                                              Robert G. Wolfe

        Independence and Other Matters. Each member of the Audit Committee is "independent," as defined, in the case of the Company, under The Nasdaq Stock Market Rules. The Audit Committee members, as well as the Nominating Committee members and the Executive/Compensation Committee members, do not have any relationship to the Company that may interfere with the exercise of their independence from management and the Company. None of these committee members are current officers or employees of the Company or its affiliates.

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in


whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other named executive officers. The disclosure requirements for the Chief Executive Officer and named executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Company's Executive Committee, which serves as its Compensation Committee, is responsible for establishing and monitoring compensation policies of the Company. Performance of the Chief Executive Officer is evaluated and salary is set by the Compensation Committee of the Bank.

        General. The Bank's Compensation Committee's duties are to recommend and administer policies that govern executive compensation. The Committee evaluates individual executive performance, compensation policies and salaries. The Committee is responsible for evaluating the performance of the Chief Executive Officer of the Bank while the Chief Executive Officer of the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels. The Committee has final authority to set compensation levels.

        Compensation Policies. The executive compensation policies of the Bank are designed to establish an appropriate relationship between executive pay and the Company's and the Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

  To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of the highest caliber;

  To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

  To motivate executives to enhance long-term shareholder value by building their equity interest in the Company; and

  To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.

        The Committees consider a variety of subjective and objective factors in determining the compensation package for individual executives including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

        Base Salary. The Company's current compensation plan involves a combination of salary, cash bonuses to reward short-term performance, and voluntary participation in the deferred compensation plan. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committees continually evaluate current salary levels by surveying similar institutions in Washington, Oregon and the United States. The Committee's peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committees annually review the Northwest Financial Industry Salary Survey prepared by Milliman & Robertson, Inc., Actuaries and Consultants, covering 114 institutions and combining the studies of the Washington Bankers Association, Washington Financial League, Puget Sound Banking Industry and Seattle Mortgage Banking Industry, the SNL Executive Compensation Review and the Pacific NW Moss Adams Executive Survey.


        Bonus Program. A short-term incentive bonus plan is in effect for the officers of the Bank which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 50% of salary for the chief executive officer, up to 40% of salary for executive vice presidents, up to 35% of salary for senior vice presidents and certain other officers. In certain circumstances, bonuses may be payable at higher levels based on exceptional performance in excess of established targets. The performance bonus is based primarily on quantifiable data such as return on assets, return on equity and level of operating expenses. Subjective evaluation of performance is limited.

        Deferred Compensation. The Company sponsors a voluntary deferred compensation plan for directors and a select group of management and/or highly compensated employees. An eligible employee is permitted to defer all or a specified portion of his compensation. Deferral amounts are credited to a participant's Deferred Compensation Account on a payroll deduction basis and credited with earnings on the last calendar day of each quarter in accordance with the benchmark investment measures selected by the participant as specified in the plan.

        Compensation of the Chief Executive Officer. During the calendar year ended March 31, 2004, the base salary of Michael B. Hansen, Chairman of the Board, President and Chief Executive Officer of the Company, and Chief Executive Officer of the Bank, was $235,001. In addition, he was credited with retirement plan contributions of $8,235; ESOP contributions of $15,242; and term life insurance premiums of $696. This resulted in total compensation of $259,174, which represents a 17% decrease from the twelve month period ended March 31, 2003. The Committee believes that Mr. Hansen's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Hansen did not participate in the Committee's consideration of his compensation level for the fiscal year.

                                Compensation Committee:                         William J. Rucker, Chairman
                                                                                                        Margaret B. Bavasi
                                                                                                        Thomas J. Gaffney
                                                                                                        Louis H. Mills

        Compensation Committee Interlocks and Insider Participation. There are no interlocks or insider participation.


        Performance Graph. The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return on the Russell 2000 Index, Nasdaq Combined Bank Index, and the KBW Bank Index, a peer group index. The graph assumes that the value of the investment was 100 on October 4, 1999, the initial day of trading, and that all dividends were reinvested. The closing price of the Company's Common Stock on the initial day of trading was $10.938 per share and the initial offering price for the Company's Common Stock was $10.00 per share.

	Period Ending
	10/4/1999	3/31/2000	3/30/2001	3/29/2002	3/28/2003	3/28/2004
EverTrust Financial Group, Inc.	100.00	98.63	137.65	200.15	252.30	288.80
Russell 2000 Index	100.00	127.11	107.99	122.79	91.90	141.10
Nasdaq Combined Bank Index	100.00	90.85	114.02	143.55	138.81	182.86
KBW Bank Index	100.00	104.68	115.52	123.32	103.60	141.92

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.


        Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended March 31, 2004 all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with, except for the filing of a Form 4, Statement of Change in Beneficial Ownership of Securities, by Mr. Robert L. Nall, Senior Vice President and Chief Lending Officer of the Bank. Mr. Nall inadvertently failed to file a Form 4 on November 28, 2003 for a transaction on November 25, 2003, which was subsequently filed on December 1, 2003.

TRANSACTIONS WITH MANAGEMENT

        Current law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. Loans to all directors and executive officers and their associates totaled approximately $3.0 million at March 31, 2004. Such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers or under the established Employee Home Loan Policy, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

PROPOSAL II -- APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as the Company's independent auditors for the calendar year ended March 31, 2004. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending March 31, 2005, subject to approval by shareholders. A representative of Deloitte & Touche LLP will be present at the Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

Audit Fees

        The aggregate fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the audit of the Company's financial statements for the fiscal years ended March 31, 2004 and 2003 and the reviews of the financial statements included in the Company's Forms 10-Q for each of those fiscal years, including travel expenses, were $135,984 and $122,625, respectively.

Audit Related Fees

        The aggregate fees billed to the Company for audit-related services by Deloitte & Touche LLP for the fiscal years ended March 31, 2004 and 2003 were $26,382 and $27,905, respectively. These fees relate to examination of management's assertions regarding the effectiveness of internal control (pursuant to the Federal Deposit Insurance Corporation Improvement Act) and servicing of loans.

Tax Fees

        The aggregate fees billed to the Company for tax services by Deloitte & Touche LLP for the fiscal years ended March 31, 2004 and 2003 were $18,145 and $13,165, respectively. Such fees were for tax return preparation and related work.


All Other Fees

        Other than audit fees, no other fees were billed to the Company by Deloitte & Touche LLP for the fiscal years ended March 31, 2004 and 2003.

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.

        The Audit Committee of the Board of Directors determined that the services performed by Deloitte & Touche LLP other than audit services are not incompatible with Deloitte & Touche LLP maintaining its independence.

        If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by shareholders at the Meeting, other independent public accountants will be considered by the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2005.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained MacKenzie Partners, Inc., to assist in soliciting proxies for a fee not to exceed $4,500, and reimbursable expenses to be paid by the Company.

        The Company's Annual Report to Shareholders, which includes the Company's Annual Report on Form 10-K as filed with the SEC, has been mailed to shareholders as of the close of business on the Voting Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

        In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office


at 2707 Colby Avenue, Suite 600, Everett, Washington, no later than February 16, 2005. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

        The Company's Articles of Incorporation generally provide that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Corporate Secretary of the Company not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days' notice is given, such notice shall be delivered to the Corporate Secretary of the Company no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

                                                                                    BY ORDER OF THE BOARD OF DIRECTORS

                                                                                    /s/ Lorelei Christenson

                                                                                    LORELEI CHRISTENSON
                                                                                    CORPORATE SECRETARY

Everett, Washington
June 14, 2004


Appendix A

EVERTRUST FINANCIAL GROUP AUDIT COMMITTEE CHARTER

General Purpose:

The Audit Committee of EverTrust Financial Group (EFG or the "Company") is a committee comprised of at least three independent directors of EverTrust Financial Group. This committee also serves in the same capacity for each subsidiary of the Company. The purpose of the Audit Committee is to act on behalf of EFG Board of Directors in fulfilling their oversight responsibilities with respect to:

1.	The Company's corporate accounting and reporting practices and the quality and integrity of the Company's financial statements and reports;
2.	The Company's compliance with legal and regulatory requirements;
3.	The qualifications, independence and performance of the certified public accountants engaged as the Company's outside independent auditor; and
4.	The performance of the Company's internal audit and business risk management functions.

Statement of Policy:

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibilities to the shareholders, potential shareholders, and investment community related to accounting, reporting practices, and the quality and integrity of the financial reports of the Company. While the Audit Committee will not attempt to correct problems independently, they will function as an informed, vigilant and effective monitor of the Company's reporting process and internal controls. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the management of the Company. In addition, the Audit Committee shall have the authority to engage independent counsel and other advisors, as it determines necessary to carry out these duties, and the Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to such counsel or advisors. An Audit Committee representative shall report regularly the activities of the Audit Committee to the EFG Board of Directors in order to assist the Board with their oversight responsibilities.

Member Independence and Qualifications:

All members of the Audit Committee shall satisfy the independence and experience requirements of the Securities and Exchange Commission (SEC) and the Nasdaq National Market (NASDAQ) applicable to audit committee members as in effect from time to time, when and as required by the SEC and NASDAQ. Each member shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows and shall not have participated in the preparation of the financial statements of EFG or any current subsidiary of EFG at any time during the prior three years. At least one member of the Audit Committee shall have experience or background sufficient to meet the regulatory definition of an audit committee financial expert under the Securities Exchange Act of 1934.

Member Compensation:

The members of the committee may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee (i) accept any consulting, advisory, or other compensatory fee from Company or its affiliates or (ii) be an affiliated person of Company or its subsidiaries. Director fees are the only compensation that a Committee member may receive directly or indirectly from or on behalf of the Company.

A-1


Responsibilities Related to Registered Public Accounting Firms and Audit Firms:

1.	The Audit Committee shall be directly responsible for the appointment, evaluation, termination, compensation, and oversight of the work of any registered public accounting firm ("Independent Auditor"), or any audit firm employed by the Company and each such firm shall report directly to the Audit Committee.

2.	The Audit Committee shall explicitly approve the engagement of the Independent Auditor for all audit and permissible non-audit related services, including compensation to be paid therefore or the engagement for such services may be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided such policies are detailed as to the particular service, the Audit Committee is informed of the particular service, and such polices and procedures do not include delegation of the Audit Committee's responsibilities under the Securities Exchange Act of 1934 to management, provided that with respect to services other than audit, review or attest services, no pre-approval is required if all of the following conditions are met: (i) the aggregate amount of all such services accounts for no more than 5% of the total revenues paid to the Independent Auditor during the fiscal year in which the services are provided; (ii) such services were not recognized by EFG to be non-audit services at the time of engagement; and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee (or one or more members delegated pursuant to the following sentence). The Audit Committee may delegate its authority to grant pre-approvals to one or more members of the Audit Committee, provided that the decisions of any Audit Committee member to whom authority is delegated to grant pre-approvals is presented to the full Audit Committee at each of is scheduled meetings.

3.	The Audit Committee shall obtain and review, at least annually, a formal written statement from the Independent Auditor delineating: (1) the internal quality control procedures of the Independent Auditor; (2) material issues raised by the Independent Auditor's most recent quality-control review; (3) steps taken to deal with the material issues raised in the quality-control review; and (4) all relationships between the Independent Auditor, and EFG and/or its affiliates, consistent with the Financial Accounting Standards Board Standard No. 1. The Audit Committee will consider and discuss with the Independent Auditor any disclosed relationships or services that could affect the Independent Auditor's objectivity and independence, and assess and otherwise take appropriate action to oversee the independence of the Independent Auditor.

4.	The Audit Committee shall ensure the rotation of the lead audit partner and the "concurring or reviewing partner" every five years, and periodically consider if it is appropriate to rotate the Independent Auditor in order to assure continuing auditor independence.

5.	The Audit Committee shall meet with the Independent Auditor prior to the commencement of an audit to discuss the scope, planning and staffing of the audit.

6.	The Audit Committee shall consider and, if deemed appropriate, adopt a policy regarding Audit Committee pre-approval of employment by the Company of individuals formerly employed by the Independent Auditor.

7.	The Audit Committee shall evaluate the cooperation received by the Independent Auditor during their audit examination, including any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information.

8.	The Audit Committee shall review with the Independent Auditor and management any conflicts or disagreements between management and the Independent Auditor regarding financial reporting, accounting practices or policies and shall be responsible for resolving any conflicts regarding financial reporting.

9.	The Audit Committee shall confer with the Independent Auditor and with senior management regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect, and any special steps taken in the event of material control deficiencies.
10.	The Audit Committee shall confer with the Independent Auditor and with senior management regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls in effect, and any special steps taken in the event of material control deficiencies.

Oversight of the Integrity of the Financial Statements:

  Upon completion of the audit, the Audit Committee shall review and discuss with the Independent Auditor and management the annual audited financial statements and related recommendations in connection with EFG's 10-K filings.

  The Audit Committee shall review and discuss with the Independent Auditor and management the quarterly financial statements prior to EFG's 10-Q filings, and any other matters required to be communicated to the Audit Committee by the Independent Auditor under Statement on Auditing Standards No. 61. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this discussion.

  The Audit Committee shall review with management and the Independent Auditor significant issues that arise regarding accounting principles and financial statement presentation, including the adoption of new, or material changes to existing, critical accounting policies or to the application of those policies, the potential effect of alternative accounting polices available under GAAP, the potential impact of regulatory and accounting initiatives and any other significant reporting issues and judgments.

  The Audit Committee shall discuss with the Independent Auditor and management significant financial reporting issues and judgments made in connection with the preparation of EFG's financial statements.
Oversight of Business Risk Management and the Internal Audit Function:
  The Audit Committee shall review the appointment, performance, and termination of the lead Internal Auditor (the "Internal Auditor"), who shall meet with the Audit Committee on a regular basis, attend meetings of the Audit Committee, and report regularly on the activities of the Audit and Risk Management function.

  The Audit Committee shall approve the annual Audit and Risk Management Plan to assure the comprehensive coverage of significant risk areas.

  The Audit Committee shall discuss with management, and, as appropriate, the Independent Auditor, the Company's major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  The Audit Committee shall review significant Audit reports and/or recommendations prepared by Internal Auditor and review management's responses to the reports and/or recommendations.

  The Audit Committee shall review and approve the Company's insurance policies and make a recommendation to the full Board of Directors for approval of same.

  The Audit Committee shall discuss material legal matters with legal counsel, including matters reflected in the Quarterly Litigation Report.

  The Audit Committee shall review the quarterly allowances for loan and lease losses and make a recommendation to the full Board of Directors for approval of same.

  The Audit Committee shall review with the Independent Auditor any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Independent Auditor and management's response, if any, to such letter.

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  The Audit Committee shall review the results of management's efforts to monitor compliance with the Company's programs and policies designed to ensure adherence to applicable laws and regulations, as well as to its Code of Ethics, including review and approval of insider and affiliated-party transactions.

  The Audit Committee shall review and approve the report required by the rules of the Securities and Exchange Commission to be included in EFG' annual proxy statement.

  The Audit Committee shall review, assess and approve the adequacy of this charter annually and recommend any proposed changes to EFG's Board of Directors for approval.

Complaints:

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Specifically, employees of the Company will be instructed that they may submit confidential, anonymous concerns regarding questionable accounting or auditing matters to members of the Audit Committee without fear of retaliation, as outlined in the Company's Code of Ethics.

AUDIT COMMITTEE ORGANIZATION

Meetings:

Regular and special meetings of the Audit Committee will be held at the time and place as the Audit Committee deems necessary and appropriate and/or at least on a quarterly basis.

Voting:

Every action consented to by a majority of the Audit Committee members present at a meeting (at which a quorum is present) will be regarded as an act of the Audit Committee, unless other consent is required pursuant to this Charter, the Articles of Incorporation or Bylaws of the Company or applicable law.

Minutes:

The Secretary of the Audit Committee will maintain minutes and other relevant records of the meetings and activities of the Audit Committee. The minutes will be available for review by the Board of Directors and any regulatory agency having jurisdiction over the affairs of EFG or its subsidiaries. In the event of any meeting in executive session or otherwise where the Secretary is not present, the Chairman will designate an Acting Secretary of the Audit Committee for the purpose of recording the minutes of actions taken at the meeting or executive session thereof.

Telephone Conference Meetings:

Members of the Audit Committee may participate in a meeting through use of conference telephone or similar communication equipment, so long as all members participating in the meetings can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at the meeting.

Amendments:

This Charter of the Audit Committee may be amended only by a resolution of EFG's Board of Directors.

Revised 5-04

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REVOCABLE PROXY
EVERTRUST FINANCIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS JULY 21, 2004

        The undersigned hereby appoints the official Proxy Committee of the Board of Directors of EverTrust Financial Group, Inc. ("Company") with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Washington Athletic Club located at 1325 6th Avenue in Seattle, Washington, on Wednesday, July 21, 2004, at 9:00 a.m., local time, and at any and all adjournments thereof, as indicated.

VOTE
		FOR	WITHHELD

1.	The election as director of the nominees	[ ]	[ ]
listed below (except as marked to the
contrary below).

Michael B. Hansen
George S. Newland
William J. Rucker
Robert G. Wolfe

INSTRUCTIONS: To withhold your vote
for any individual nominee, write the
nominee's name on the line below.

____________________________

		FOR	AGAINST	ABSTAIN

2	The approval of the appointment of Deloitte &	[ ]	[ ]	[ ]
Touche LLP as independent auditors for the
fiscal year ending March 31, 2005.

3	In their discretion, upon such other matters
as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the above proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement for the Annual Meeting of Shareholders, and the Annual Report on Form 10-K for the year ended March 31, 2004.

Dated: _____________, 2004

_____________________________	________________________________
PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

________________________________	________________________________
SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

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